Exhibit 99.1
Proposed Exchange Offer August 18, 2010 First BanCorp

1 Overview FirstBank Puerto Rico, the Corporation's main bank subsidiary, is the 2nd largest bank in Puerto Rico after consolidation; strong franchise with compelling market footprint and critical mass Well-diversified full-service franchise: Retail, Auto, Commercial, Government, Small & Middle Market and Residential Mortgages with over 630,000 retail & commercial customers in Puerto Rico, Florida and the Eastern Caribbean #2 share of deposits and loans in main market* Significant losses reported during 2009, and through 2Q 2010, resulting in capital erosion Reported net loss of $275.2 million in 2009, $107.0 million in 1Qtr 2010 and $90.6 million in 2Qtr 2010 Adversely impacted by very large provision for loan losses during 2009-2010 due to significant increase in non-performing loans, primarily associated to Construction Lending, Commercial and Residential Mortgages Primarily, as a result of asset quality deterioration relative to capital levels, the Corporation entered into a regulatory agreement with the FDIC, FED and OCIF A successful exchange offering is critical for First BanCorp to achieve its capital objectives A 70% participation meets one of the requirements which would allow the Corporation to convert its Series G Preferred Stock (TARP exchange) into additional common stock Improved capital structure increases likelihood of securing additional capital through a potential private placement or public offering * Source: SNL Financial

Summary of Regulatory Agreements On June 2, 2010, FirstBank agreed to a Consent Order with the FDIC and OCIF, and on June 3, 2010 the Corporation entered into a written agreement with the FED FirstBank agreed to take certain actions intended to address various matters including: – Present a Capital Plan to achieve over time a Leverage ratio of 8%, Tier 1 risk-based capital ratio of at least 10% and Total risk-based capital ratio of at least 12% – Reduce assets over $5MM in balance that were classified as of June 30, 2009, within specified timeframe from the effective date of the Agreements,: To 100% of Tier 1 Capital + Reserves within 6 months To 75% of Tier 1 Capital + Reserves within 6 to 12 months – Prohibit the increase, renewal or rollover of brokered deposits without prior approval of the FDIC The Corporation has been working proactively to address many of the items that have been outlined in the Agreements which stem from the FDIC’s examination for the period ended June 30, 2009 conducted during the second half of 2009 Under the Agreements, FirstBank must develop and file with regulators, within specified timeframes, various specific plans, many of which have been developed or were in the process of being developed prior to the Agreements, and must ensure that FirstBank operates under adequate and effective policies and programs relating to its lending and funding activities

3 Capital Plan TARP Exchange 1 Preferred Exchange 2 Additional Common Equity 3 On July 20, 2010, the Corporation completed its exchange of TARP preferred stock (Series F) for mandatorily convertible preferred (Series G) with the US Treasury Each share of Series G (liquidation preference of $1,000) will convert into common stock at 65% of its liquidation preference value at a conversion rate of $0.7252 per share (convertible into approximately 380.2 million common shares) Initial conversion price of $0.7252 per share, subject to adjustments pursuant to anti- dilution provisions The Corporation has the right to convert all or any portion of the Series G preferred stock if it fulfills conditions below: shareholders approve to increase authorized shares to at least 1.2 billion shares and change par value to $0.10 per share at least $385 million (70% of outstanding) of the Corporation's non-cumulative preferred stock have been exchanged for common stock at a maximum price of 11.6822 common shares per preferred share the Corporation has raised a minimum of $500 million from common stock issuance Offer to exchange the $550 million of outstanding preferred securities The Corporation would exchange up to 256 million newly issued shares of common shares issued based on $13.75 exchange value divided by relevant share price Completion of exchange offer will improve First BanCorp's ability to raise additional common equity and further improve balance sheet

Pricing Holders of First BanCorp's non-cumulative perpetual monthly income preferred stock would receive common stock based on an exchange value of $13.75 per share (liquidation preference of $25) of preferred stock divided by the relevant price Relevant price will be the higher of the average volume weighted average price (VWAP) of a share of common stock during the five trading-day period ending on the second business day immediately preceding the expiration date of the offer or the minimum share price of $1.18 per share of common stock If the Minimum Share Price is used to determine the exchange ratio, 11.6525 shares of Common Stock will be issued in exchange for each share of Preferred Stock that we accept for tender in the Exchange Offer. First BanCorp has established pricing for the exchange at approximately the maximum allowed under the Exchange Agreement with the U.S. Treasury in order to meet one of the conditions necessary for conversion of the Series G Preferred Stock into common stock. As part of the TARP exchange, the Treasury set the maximum number of shares allowed to be exchanged for each preferred share at 11.6822 shares of common stock Participation First BanCorp is offering to exchange up to 256,401,610 newly issued shares of common stock for all of its outstanding non-cumulative preferred stock A conversion of at least 70% of the Corporation's outstanding preferred stock would enable the Corporation to meet one of the conditions set by the U.S. Treasury for the Corporation to be able to covert the Series G preferred Stock into common stock at the $385 million (70%) minimum acceptance target, First BanCorp would issue 179.4 million new common shares would generate approximately $385 million of tangible common equity, boosting First BanCorp's TCE/TA ratio by 213 bps at 06/30/10 (pro forma) and 205 bps at 03/31/10 4 Exchange Offer Summary

Implications Successful exchange will bolster common capital ratios and improve positioning to complete the capital plan If the Corporation cannot achieve at least 70% conversion of the remaining non-cumulative preferred in the exchange offer, First BanCorp will not be able to trigger the exchange into common stock of the Series G Preferred Stock that was issued to the U.S. Treasury on July 20, 2010, even if First BanCorp is able to complete a capital raise of $500 million An inability to complete the exchange offer would hinder efforts to sell additional stock in a capital raise If the Corporation needs to continue to recognize additional losses and cannot complete a capital raise, First BanCorp may not be able to comply with the minimum capital requirements included in the capital plans required by the regulatory agreements After completing all capital steps, the Corporation will have a simplified capital structure and the scale and market position to capitalize on improving market conditions 5 Exchange Offer Summary

6 Preferred Exchange Offer Source: Corporation filings Note: SNL 1 Based on August 13, 2010 FBP closing price of $0.52

7 Exchange Offer Timeline Note: Subject to change Source: Corporation filings Exchange Process

Exchange Offer Information Dealer Manager: UBS Investment Bank Exchange and Information Agent: BNY Mellon Shareowner Services (800) 777-3674

Safe Harbor This presentation may contain "forward-looking statements" concerning the Corporation's future economic performance. The words or phrases "expect," "anticipate," "look forward," "should," "believes" and similar expressions are meant to identify "forward-looking statements" within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made, and to advise readers that such statements may be affected by various factors, including, but not limited to, uncertainty about whether the Corporation will be able to issue any shares of Common Stock to new investors; whether at least $385 million of liquidation preference of Preferred Stock will tender their shares of Preferred Stock in the Exchange Offer; whether the Corporation will satisfy the prerequisites to the conversion of the shares of Series G Preferred Stock into common stock; whether the Corporation will be able to maintain the listing of any of its securities on the NYSE including by curing the NYSE continued listing standard deficiency related to the price of the Corporation's common stock; whether the Corporation's actions to improve its capital structure will have their intended effect; the risk of being subject to additional regulatory action as a result of, among other things, failure to comply with the provisions of the regulatory agreements that the Corporation entered into with the Federal Reserve Bank of New York and the Federal Deposit Insurance Corporation, which require, among other requirements, that FirstBank attain regulatory capital ratios that are at specified levels that exceed the regulatory capital minimum requirements for a well-capitalized bank and reduce its non-performing and classified assets to levels specified in the regulatory agreements within certain timeframes; the Corporation's reliance on brokered certificates of deposit and its ability to obtain the regulatory approval required by the regulatory agreements to issue brokered certificates of deposit to fund operations and provide liquidity; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of the Corporation's loans and other assets, including the Corporation's construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense; additional adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins further, adversely impact current funding sources and adversely affect demand for all of the Corporation's products and services and the value of the Corporation's assets, including the value of derivative instruments used for protection from interest rate fluctuations; an adverse change in the Corporation's ability to attract new clients and retain existing ones; a decrease in demand for the Corporation's products and services and lower revenues and additional losses because of the continued recession and the recent and any future consolidation of the banking industry in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; a need to recognize additional impairments on financial instruments or impairments of goodwill relating to acquisitions; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could adversely affect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation's business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in our non-interest expense; risks of not being able to generate sufficient income to realize the benefit of the deferred tax asset; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; changes in the Corporation's expenses associated with acquisitions and dispositions; developments in technology; the impact of Doral Financial Corporation's financial condition on the repayment of its outstanding secured loans to the Corporation; risks associated with further downgrades in the credit ratings of the Corporation's securities; general competitive factors and industry consolidation; and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any "forward-looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws.

Contact Information First BanCorp [NYSE: FBP] Alan Cohen Senior Vice President Marketing & Public Relations Office (787) 729-8256 alan.cohen@firstbankpr.com